EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-10581) pertaining to the FFE Transportation Services, Inc., Employee Stock Ownership Plan and in the related Prospectus, the Registration Statement (Form S-8 No. 33-11150) pertaining to the Conwell Corporation Employee Stock Ownership Plan and in the related Prospectus, and in the Registration Statement (Form S-8 No. 333-87915) pertaining to the Frozen Food Express Industries, Inc 401(k) Savings Plan, and in the related Prospectus of our reports dated June 28, 1999, with respect to the financial statements of FFE Transportation Services, Inc., Employee Stock Ownership Plan, Conwell Corporation Employee Stock Ownership Plan, and Frozen Food Express Industries, Inc. 401(k) Savings Plan, all of which are included in this Amendment No. 1 to the Annual Report (Form 10-K) of Frozen Food Express Industries, Inc., for the year ended December 31, 1999.



/s/ Waters, Wright & Associates, RLLP
-------------------------------------
Mansfield, Texas
July 12, 2000